UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Coherus BioSciences, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2016. On the March 31, 2016 record date, there were 39,139,225 shares of the Company’s common stock outstanding with each such share being entitled to one vote per share.

At the Annual Meeting, 32,423,007 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 8, 2016.

Proposal 1. The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected.

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
V. Bryan Lawlis, Ph.D.	21,433,331	4,090,522	6,899,154
Mary T. Szela	15,829,235	9,694,618	6,899,154
Ali J. Satvat	25,449,449	74,404	6,899,154

Proposal 2. The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
32,322,977	94,286	5,744

Proposal 3. The stockholders voted to indicate, on an advisory basis, the following as the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers

3 Years	2 Years	1 Year	Abstention	Broker Non-Votes
14,903,644	16,784	10,585,062	18,363	6,899,154

Board Decision Regarding Frequency of Stockholder Advisory Vote on Executive Compensation.

The Board reviewed the input of its stockholders based on the votes received for the three alternatives. After considering this input, noting that no majority had been received, the Board determined to follow the plurality favorite based on the results of the advisory vote and determined to include an advisory stockholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every three years until the next advisory vote on the frequency of stockholder votes on executive compensation, which is required to occur no later than the Company’s Annual Meeting of Stockholders in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer